
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Strategic L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                      40,889,999
<SECURITIES>                                         0
<RECEIVABLES>                                  140,133
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              44,097,617<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                44,097,617<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             1,664,885<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,075,087
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (2,410,202)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (2,410,202)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (2,410,202)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $2,718,505 and net option premiums of $348,980.
<F2>Liabilities include redemptions payable of $541,884, accrued brokerage commissions of $285,309, incentive fee payable of $77,893 and accrued management fees of $138,332.
<F3>Total revenues include realized trading revenue of $(372,395), net change in unrealized of $899,102 and interest income of $1,138,178.

